Brigham Exploration Provides Operational Update

AUSTIN, Texas, May 1 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announced another apparently successful Vicksburg well, the Sullivan C-35, and the successful drilling of its first 2007 horizontal Mowry well in the Powder River Basin. Brigham also announced the commencement of another Southern Louisiana Bayou Postillion well, and provided an operational update.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Conventional Wells	Objective	WI%	NRI	Status / Comments

Cotten Land #3	Oligocene	47%	33%	Producing approximately
				28 MMcfed from approximately
				30' pay, additional 50' pay
				behind pipe

Marie Snyder #1	Oligocene	13%	10%	Producing approximately
				17 MMcfed

Cotten Land #2	Oligocene	36%	25%	Commencing Bayou Postillion
				well that could prove up new
				reserves in an adjacent
				fault block

Cotten Land #4	Oligocene	47%	33%	Planned June spud of offset
				to Cotten Land #1, which
				continues to produce
				approximately 15 MMcfed

Sullivan C-35	Vicksburg	100%	76%	Completing Triple Crown
				well with multiple apparent
				pay horizons, potentially
				proving up additional
				locations

Sullivan #14	Vicksburg	100%	76%	Expect to spud Triple Crown
				development well next week,
				potentially proving up
				additional locations

Sullivan #15	Vicksburg	100%	76%	Expected June spud of Home
				Run development well,
				potentially proving up
				additional locations

Mills Ranch 96 #1	Hunton	68%	56%	Produced 4.5 MMcfed from
				7 perforations over
				120' interval, other 93 holes
				shot over 860' apparently not
				open. Preparing to
				reperforate, install
				production tubing and
				commingling the Viola that
				produced 3.0 MMcfed

Osborne 35 #12	Gr. Wash	25%	19%	Development well encountered
				66' apparent net pay, likely
				proves up additional offset
				locations

Mother Bear #6-28	Gr. Wash	17%	10%	Additional development well
				currently commencing

Osborne 35 #13	Gr. Wash	25%	19%	Planned June spud of 3rd

Resource Plays	Objective	WI%	NRI	Status / Comments

Werner #1-14H	Mowry	50%	40%	Completing after reaching
				total depth of 10,235',
				including 3,100' of lateral
				with strong shows, plan to
				begin testing ~ 2 weeks

State 1-16H	Mowry	50%	40%	Commencing 2nd 2007

Mowry well
Mill Trust. 1-12H	Mowry	44%	34%	Still testing outer 415' of
				open hole lateral, 885' cased
				hole will be perforated and
				stimulated

Krejci Fed. #3-29H	Mowry	50%	40%	Pumping 55-65 Bopd, will
				check for likely fill over
				outer perforations

Mracheck 15-22 1-H	Bakken	100%	77%	Planning to fracture
				stimulate in about 2 weeks,
				pre frac production rate of
				20-30 bopd on rod pump

Gulf Coast Exploration Trend

Southern Louisiana Bayou Postillion Project, Iberia Parish - The Cotten Land #1, Marie Snyder #1 and Cotten Land #3 are currently producing approximately 60 MMcfe per day, or approximately 15 MMcfe per day net to Brigham's revenue interest. Brigham is currently commencing the Cotten Land #2, which if successful could prove up new reserves in an adjacent fault block. In June Brigham plans to commence the Cotten Land #4, which should encounter the Oligocene objectives approximately structurally flat to the Cotten Land #1. Results for the Cotten Land #2 and Cotten Land #4 are expected in June and August, respectively. Brigham operates the drilling of the Bayou Postillion wells, with Penn Virginia (NYSE: PVA) operating the production phase and participating with significant working interests.

Gulf Coast Vicksburg Development

Triple Crown Field Development - Brigham successfully drilled and is currently completing the Sullivan C-35, which encountered apparent pay in the Brigham, 9800', Loma Blanca and Dawson sand intervals. Casing has been set and the completion is underway with the well expected to commence producing to sales by late May. A successful completion of the Sullivan C-35 likely proves up additional Upper Vicksburg development locations.

Brigham expects to spud the Sullivan #14 next week. The Sullivan #14 is expected to test additional reserve potential in the Upper and Lower Vicksburg. With success, the Sullivan #14 would also prove up additional development locations in the Triple Crown Field.

Home Run Field Development - In June, Brigham plans to commence the Sullivan #15, a significant development well in its Home Run Field. The Sullivan #15 appears to be a structurally high location at various Lower Vicksburg intervals in the Home Run Field, and could potentially prove up significant additional development locations. Results are expected in July.

Anadarko Basin Hunton Development

Mills Ranch Field 96 #1 Update - As previously announced, Brigham attempted to perforate and stimulate the substantial apparent pay encountered in the lower, middle and upper Hunton intervals. Subsequent to these operations the well was connected to sales at a rate of approximately 4.5 MMcf of natural gas per day, despite the fact that production tubing had yet to be installed. Subsequent production logging indicated that only seven perforations over an approximate 120 foot interval were open, and that the other 93 perforations shot over approximately 860 feet of apparent pay were apparently not open. Operations are currently underway to prepare to reperforate and stimulate the remaining Hunton pay intervals, install production tubing, and subsequently commingle the previously tested Viola interval. The Viola previously produced approximately 3 MMcfe per day prior to operations to complete the shallower Hunton intervals. Brigham expects to complete these operations and resume production to sales later this month. Brigham operates the Mills Ranch 96 #1 with an approximate 68% working and 56% revenue interest, with Panhandle Royalty (Amex: PHX) participating with an approximate 10% working and 13% revenue interest.

Resource Plays

Powder River Basin Mowry Update - Brigham has successfully drilled the Werner

1-14H to a total depth of 10,235 feet, including approximately

3,100 feet of lateral with significant fracturing and strong oil shows. Brigham is currently preparing to run a preperforated liner and to commence production testing the entire length of the lateral. Plans are to quickly commence producing to sales, with early results expected in late May or early June.

Brigham is preparing to commence its second 2007 horizontal Mowry well, the State #1-16H. Results for the State #1-16H are expected in late June or early July.

Completion operations are continuing on Brigham's first two horizontal Mowry wells. After fracture stimulating the 1,381 foot cased hole portion of its first horizontal Mowry well, the Krejci #3 is currently producing 55 to 65 barrels of oil per day. Given that this rate is below that of the previously tested cased and open hole intervals, it's likely that there is an obstruction, potentially fill, limiting the hydrocarbon entry in the outer extent of the lateral. Brigham expects to commence operations to check for fill, and to potentially clean out the bore hole to enhance production.

Brigham is still testing the Mill Trust 1-12H in the 415 foot open hole interval, at recent rates of between 10 and 20 barrels of oil per day. Late in the second quarter, or early in the third quarter, Brigham expects to fracture stimulate and test the approximately 885 feet of cased lateral, which encountered strong oil shows while drilling.

Brigham owns a 50% interest in its Mowry joint venture, with American Oil and Gas, Inc. (Amex: AEZ) retaining a 45% interest and privately-held North Finn retaining 5%. Brigham's acreage holdings in the play are approximately 63,000 net acres. With success, assuming 160 acre spacing, over 700 gross, or up to 393 net locations could be drilled to fully develop Brigham's acreage position.

Williston Basin Bakken - Brigham plans to fracture stimulate its third horizontal Bakken well, the Mracheck 15-22 1-H, in about two weeks. Prior to stimulation, the Mracheck has been on rod pump producing between 20 and 30 barrels of oil, and 10 to 20 Mcf of natural gas per day. Brigham's first completion, the Field 18-19 #1H is currently producing between 40 and 60 barrels of oil, and 30 to 50 Mcf of natural gas per day after stimulation. Brigham's second completion, the Erickson, is currently producing between 80 and 100 barrels of oil, and 70 to 90 Mcf of natural gas per day subsequent to stimulation.

Brigham has grown its acreage position in the Williston Basin to over 150,000 net acres, after adding 24,350 net acres through its recently announced joint venture with Northern Oil and Gas (OTC Bulletin Board: NOGS). As evidenced by apparent permitting and rig activity, horizontal Mountrail County Bakken drilling appears to be accelerating. Brigham and Northern jointly control 5,120 gross and 3,000 net acres spread across 19 sections, in an area proximal to recently drilled high rate Bakken producers. Brigham currently anticipates at least two Mountrail County joint venture wells commencing in 2007, the first during the third quarter, with the second expected to commence early in the fourth quarter. Assuming all of the acreage is successfully drilled on 640 acre spacing, 19 gross or 4.7 net wells could be drilled by Brigham and Northern to fully develop the Mountrail County Montana acreage.

2007 OPERATIONAL STATISTICS

Thus far in 2007, Brigham has spud seven wells, retaining an average working interest of approximately 50%. Three of these wells have been or are currently being completed, three are currently drilling and one has been plugged. Brigham's gross and net completion rates thus far in 2006 are 75% and 96% respectively.

Bud Brigham, the Chairman, President and CEO stated, "Our drilling program is delivering very strong production growth, as evidenced by our record production volumes for the first quarter of 2007. Given our wells underway in Southern Louisiana, and our wells completing and drilling as part of our continuous Vicksburg drilling in South Texas, we believe we have excellent visibility for this growth to continue. Further, over the next six months our Mowry and Bakken activity provides us with the opportunity to realize some exciting option value, potentially adding substantial reserves thereby meaningfully impacting our proved net asset value."

About Brigham Exploration

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward looking statements including our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company's filings with the Securities and Exchange Commission. Forward looking statements are typically identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward looking statements may be expressed differently. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact: Rob Roosa, Finance Manager (512) 427-3300

SOURCE Brigham Exploration Company
-0-         05/01/2007
/CONTACT: Rob Roosa, Finance Manager of Brigham Exploration Company, +1-512-427-3300/
 /Web site: http://www.bexp3d.com / (BEXP PHX AEZ NOGS PVA)